UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 14, 2007
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant's Employee Benefits Plans

On August 14, 2007, First Cash Financial Services, Inc. (the "Company") announced that there will be a prohibition on trading of the Company's securities by its officers and directors during a blackout period expected to begin on September 20, 2007 and continuing through November 9, 2007. The purpose of the blackout period is to facilitate the conversion of the Company's 401(k) plans to a new administrator, investment advisor and trustee. A copy of the notice provided to officers and directors regarding the trading restriction is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 5.04.

In accordance with the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on August 14, 2007, the Company notified its directors and executive officers of a corresponding blackout period with respect to shares of the Company's common stock. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Blackout Notice.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on August 10, 2007.

During the blackout period and the two year period following the ending date of the blackout period, stockholders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the director and executive officer blackout period by contacting Doug Orr, Executive Vice President and Chief Financial Officer.

The information provided in this Item 5.04 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits:

99.1   Notice dated August 14, 2007 provided to officers and directors regarding trading restriction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2007	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Chief Accounting Officer

EXHIBIT INDEX
Exhibit Number	Document
99.1	Notice dated August 14, 2007 provided to officers and directors regarding trading restriction.